UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2016

NOTIS GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54928	45-3992444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Wilshire Blvd. Ste. 1500

Los Angeles, CA 90017

(Address of principal executive offices) (zip code)

(800)-762-1452

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

We are filing this Current Report on Form 8-K/A to correct a typographical error under Item 1.01 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2016 (the “Original Form 8-K”).

The Original Form 8-K incorrectly stated that the face amount of New Notes to be issued by the Company to its Investor pursuant to the Securities Purchase Agreement was $3,415,000. The actual face amount of New Notes to be issued is $3,349,599.

For purposes of clarity, the disclosure under the heading, “Entry into Note Purchase Agreement, Exchange Agreement, and Security Agreement” has also been re-ordered, and the Company’s disclosure regarding the actual cash amount it would receive if all tranches set forth in the Securities Purchase Agreement are funded as compared to the aggregate principal payable on the face of the New Notes are reflected as the actual amounts rather than as the amount of cash that would be funded to the Company per $1,000,000 of principal payable.

In accordance with Rule 12b-15 of the Securities Exchange Act of 1934, as amended, the complete text of Item 1.01 and Item 2.03 of the Original Form 8-K as amended by this Current Report on Form 8-K/A is set forth below.

Item 1.01 Entry into a Material Definitive Agreement.

Grant of Second Deed of Trust and Assignment of Rents

On September 30, 2016, EWSD I, LLC (“EWSD I”), a wholly-owned subsidiary of Notis Global, Inc. (the “Company”) granted a junior lender (the “Junior Lender”) a Second Deed of Trust, Security Agreement and Financing Statement (the “Second Trust Deed”) and an Assignment of Rents and Leases (the “Assignment of Rents”). The Second Trust Deed and the Assignment of Rents encumber certain real property comprised of 320-acres of agricultural land in Pueblo, Colorado (the “Farm”) owned by EWSD I, and the rents payable by tenants under any current and future leases of and from the Farm. The Second Trust Deed and the Assignment of Rents secure the payment of all obligations of EWSD I pursuant to any debentures issued to the Junior Lender in accordance with the Securities Purchase Agreement dated June 30, 2016 by and among EWSD I, Junior Lender, and Company (the “June Securities Purchase Agreement”).

The security granted to the Junior Lender pursuant to the Second Trust Deed and the Assignment of Rents is subordinate to the rights of Southwest Farms, Inc. (the “Senior Lender”) as set forth in the Deed of Trust, Security Agreement and Financing Statement dated as of August 7, 2015 granted by EWSD I in favor of Senior Lender and the Assignment of Rents and Leases by and between EWSD I and Senior Lender dated as of August 7, 2015. Such subordination is documented in a Subordination Agreement dated as of August 23, 2016 by and among Senior Lender, Junior Lender, Company, EWSD I, and Pueblo Agriculture Supply and Equipment, LLC, another wholly-owned subsidiary of the Company, as amended by a First Amendment to Subordination Agreement dated as of September 19, 2016 (collectively, the “Subordination Agreement”) pursuant to which Senior Lender consented to the Second Trust Deed and the Assignment of Rents. The Subordination Agreement also provides that the Junior Lender may not increase the principal amount of indebtedness pursuant to the June Securities Purchase Agreement beyond $1,500,000.

The foregoing are merely summaries of the Second Deed of Trust, and the Assignment of Rents, each of which shall be filed by the Company as Exhibits to its Quarterly Report for the period ended September 30, 2016.

Entry into Note Purchase Agreement, Exchange Agreement, and Security Agreement

On September 30, 2016, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Magic Farms, LLC (the “Investor”) pursuant to which two wholly-owned subsidiaries of the Company, EWSD I, LLC (“EWSD I”) and Pueblo Agriculture Supply and Equipment, LLC (“Pueblo”, and together with EWSD I, the “Subsidiaries”) agreed to jointly sell, and the Investor agreed to purchase, an aggregate of up to $3,349,599 in subscription amount of convertible secured promissory notes (plus the Magic Farms Subscription Amount of $1,431,401, described below, which was tendered with the first tranche of the Securities Purchase Agreement) (collectively, the “New Notes”) in seven tranches (each, a “Closing”).

The Investor’s commitment to purchase the New Notes may, at the option of the Investor be reduced by up to $700,000 for monies raised by the Company or the Subsidiaries. The Magic Farms Note Subscription Amount refers to $1,431,401 of 10% convertible notes of the Company previously issued to Redwood Management, LLC (“Redwood”) pursuant to that certain Securities Purchase Agreement among Redwood, the Company and the Subsidiaries, dated on or about June 30, 2016, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on July 14, 2016 (the “July SPA”). The debentures issued pursuant to the July SPA were subsequently assigned to the Investor and were tendered for cancellation to the Company for the Magic Farms Subscription Amount portion of the New Notes.

The New Notes accrue interest at a rate of 5% per annum and are issued at a 40% discount to purchase price. Therefore, if each of the seven tranches described below are fully funded, the Company would receive cash in the aggregate of $1,983,599 in exchange for the issuance of New Notes with a face value of $3,349,599 in principal to be repaid to the Investor. The first New Note issued in the first tranche under the Securities Purchase Agreement was for an original purchase price of $1,881,401 (representing the Magic Farms Note Subscription Amount of $1,431,401 plus $450,000 funded purchase price) and an original principal amount of $2,633,961. The New Notes may be prepaid inclusive of interest of the greater of one year or the current amount of time that the New Note has been outstanding.

The funding of New Notes under the Securities Purchase Agreement are as follows: The first tranche of up to $539,306 (of which $450,000 has been funded and $89,306 remains outstanding) plus the Magic Farms Note Subscription Amount, the second tranche of up to $100,000 (of which $35,000 has been funded and $65,000 remains outstanding) being closed upon on or about October 1, 2016, the third tranche of up to $208,424 being closed upon on or about October 17, 2016, the fourth tranche of up to $100,000 being closed upon on or about November 1, 2016, the fifth tranche of up to $188,818 being closed upon on or about November 15, 2016, the sixth tranche of up to $182,051 being closed upon on or about December 15, 2016, and the seventh tranche of up to $665,000, the closing of which is contingent upon, among other things, the purchase of that certain parcel of land located at 212 39th Ln, Pueblo, CO 81006 referred to as “Farm #2”, upon terms and conditions that are satisfactory to the Investor and the assignment of a 20% ownership interest in that certain 320-acres of agricultural land in Pueblo, Colorado (the “Farm”) and Farm #2 to the Investor.

Upon retirement of the New Notes, the Company or its Subsidiaries or affiliates as applicable, shall assign twenty percent (20%) of their respective ownership interest in the Farm and Farm #2 to the Investor.

The Company and Ned Siegel, Jeffrey Goh, and Clinton Pyatt, each an executive officer of the Company or member of the Company’s Board shall enter into management contracts with the Company upon terms and subject to conditions that are reasonably acceptable to the Investor.

Furthermore, the Company shall pay to the Investor as partial repayment of the New Notes or other indebtedness at the end of each calendar month:

(a)     Out of the first $1,000,000 in the aggregate of combined revenues received from all sources, including, without limitation, any revenue from any legal settlement, judgment, or other legal proceeding (collectively, a “Legal Matter”), received of the Company and all of its Subsidiaries net of any payments to an ‘outside farmer’ (collectively, the “Combined Revenues”), 80% of the Combined Revenues, except to the extent the Combined Revenues are from a Legal Matter, in which event, the percentage shall be 50% (collectively, the “Combined Net Revenues”).

(b)    Out of the second $1,000,000 in the aggregate of Combined Revenues, 70% of the Combined Net Revenues, except to the extent the Combined Revenues are from a Legal Matter, in which event, the percentage shall be 50%.

(c)     Out of any Combined Revenues in excess of $2,000,000, 60% of the Combined Net Revenues, except to the extent the Combined Revenues are from a Legal Matter, in which event, the percentage shall be 50%.

(d)     Upon full satisfaction of the New Notes, 60% of the Combined Net Revenues shall be used to redeem any outstanding indebtedness owed to the Investor.

(e)     The foregoing amounts may, at the Investor’s option, be reduced to allow EWSD to meet its overhead not to exceed $120,000 per month plus a maximum of $100,000 per month to the Company beginning January 15, 2017.

(f)      The Company shall be permitted to enter into one or more agreements with third parties to allocate to such third parties up to no more than 20% of the Combined Net Revenues. Any such agreements shall reduce the percentage of the Combined Net Revenues to be paid by the Companies to the Investor.

The Company agreed to use commercially reasonable efforts to amend the Subordination Agreement (referred to above) to reflect the issuance of New Notes to the Investor within 14 days of the date of the Securities Purchase Agreement. Redwood and the Investor are affiliates of one another.

The Company and the Subsidiaries also entered into an Exchange Agreement with Redwood, pursuant to which Redwood agreed to exchange each of the Company’s outstanding debentures issued in favor of Redwood (in the principal outstanding balance amount of approximately $5,882,242 (plus accrued interest) (the “Original Redwood Debentures”) for certain 10% Convertible Debentures issued by the Subsidiaries, due June 30, 2017, on substantially the same terms as the Redwood Debentures (the “Subsidiary Debentures”).

The Company and the Subsidiaries also entered into a Security Agreement (the “Security Agreement”), securing a lien for the Investor on the Farm (subject to the rights of the primary lien holder in the Farm pursuant to the Subordination Agreement (as defined above)) and securing a lien for the Investor on Subsidiaries’ other assets on a primary basis. Pursuant to the Security Agreement, the Company agreed to, within 14 calendar days, negotiate and enter into an amendment to the Subordination Agreement to reflect the rights of the Investor set forth in the Security Agreement. The Company also intends to negotiate related waivers with its other creditors.

In the instance of an Event of Default, as such term is defined in the New Note, the Investor has the right to convert all or any portion of principal and/or interest of the New Notes into shares of Common Stock of the Company in accordance with the terms of the form of 10% Convertible Debenture dated as of June 30, 2016 issued under the July SPA.

The Investor shall have a right of first refusal to participate in future equity financings of the Company on the same terms as any new investors for a period of twelve months from the closing of the last Convertible Debenture.

In connection with the foregoing, the Company relied on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

The foregoing descriptions of the Securities Purchase Agreement, the New Notes, the Security Agreement, and the Exchange Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the documents, which shall be filed by the Company as Exhibits to its Quarterly Report for the period ended September 30, 2016.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under in Item 1.01 of this report is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOTIS GLOBAL, INC.

Dated: October 20, 2016	By:	/s/ Jeffrey Goh
	Name:	Jeffrey Goh
	Title:	President and Chief Executive Officer